                                                                  Exhibit 10(aa)


                                                                  Execution Copy

                                 AMENDMENT NO. 6

                            Dated as of July 24, 1997

                  THIS AMENDMENT NO. 6 ("Amendment") is entered into as of July 24, 1997 by and among THE LAMSON & SESSIONS CO., an Ohio corporation (the "Borrower"), GENERAL ELECTRIC CAPITAL CORPORATION, a New York corporation ("GE Capital"), as the sole "Lender" (as defined in the Loan Agreement referred to below) and GE Capital as agent for the Lenders (in such capacity, the "Agent").

                              PRELIMINARY STATEMENT

                  A. The Borrower, the Lender and the Agent are parties to that certain Loan Agreement dated as of February 13, 1992, as amended and restated as of July 14, 1995 (as amended from time to time, the "Loan Agreement"). Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to them in the Loan Agreement.

                  B. The Borrower, the Lender and the Agent have agreed to amend the Loan Agreement on the terms and conditions hereinafter set forth.

                  NOW, THEREFORE, in consideration of the premises set forth above, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Borrower, the Lenders and the Agent hereby agree as follows:

                  SECTION 1. INCREASE AND RESTATEMENT OF TERM LOAN; AMENDMENTS TO THE LOAN AGREEMENT

                  The Term Loan currently has an outstanding principal balance of $9,000,000. Subject to the satisfaction of the conditions precedent set forth in SECTION 2 below, on the date hereof (the "Amendment No. 6 Effective Date"), the Lender shall make an additional advance as part of the Term Loan so that the outstanding balance of the Term Loan on the Amendment No. 6 Effective Date shall be $15,000,000. On the Amendment No. 6 Effective Date, the Borrower shall execute and deliver to the Lender a restated Term Note in the form attached as EXHIBIT A to this Amendment (the "Restated Term Note"). From and after the Amendment No. 6 Effective Date, all references in the Loan Agreement and the other Loan Documents to (1) the Term Loan shall refer to the Term Loan as restated by the Restated Term Note, and (2) the Term Note or the Term Notes shall refer to the Restated Term Note. In connection with the additional advance under the Term Loan, and the execution of the Restated Term Note, effective as of the date hereof, subject to the satisfaction of the conditions precedent set forth in SECTION 2 below, the Loan Agreement is hereby amended as follows:

                  1.01. The definition of "Commitment Termination Date" in
SECTION 1.1 of the Loan Agreement is amended by deleting "December 31, 1999" in clause (i) and substituting "December 31, 2000" therefor.

                  1.02. SECTION 2.2(b) of the Loan Agreement is amended and restated in its entirety as follows:

                  (b) The aggregate principal amount of the Term Loan shall be payable in thirteen (13) quarterly installments, on the last Business Day of each calendar quarter, commencing on December 31, 1997 and with a final payment on December 31, 2000. The first twelve (12) installments shall be in the amount of $750,000 each, and the final installment shall be in the amount of $6,000,000; PROVIDED, HOWEVER, that in any event the full unpaid principal amount of the Term Loan, together with all accrued interest thereof, shall be due and payable on the Commitment Termination Date.

                  1.03. SECTION 2.4(a) of the Loan Agreement is amended and restated in its entirety as follows:

                  (a) Borrower shall have the right, on at least thirty (30) days' prior written notice to the Agent, to prepay voluntarily the Term Loan in whole or in part. Any prepayment, in whole or in part, of the Term Loan pursuant to this SECTION 2.4 or SECTION 9.1 in an amount of $1,000,000 or greater shall be accompanied by a prepayment fee (the "PREPAYMENT FEE") equal to the following amount:

                           Period in which
                           Prepayment Occurs                  Amount
                           -----------------                  ------
                           July 1, 1997 to and
                           including June 30, 1998            $90,000

                           July 1, 1998 to and
                           including June 30, 1999            $90,000

                  1.04. SECTION 7.3(f) of the Loan Agreement is amended by deleting the table set forth therein and substituting the following therefor:


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
         Fiscal Quarter Ending Nearest                        Amount
         -----------------------------                        ------
         June 30, 1997                                        $ 5,500,000

         September 30, 1997                                   $10,700,000

         December 31, 1997                                    $14,000,000

         December 31, 1998 and                                $25,000,000
         the last day of each
         Fiscal Year thereafter

                  SECTION 2. AUDIT AND INSPECTION ACCESS. Pursuant to SECTION
12.4 of the Loan Agreement, within 60 days of the date hereof the Borrower will allow the Agent and any of its officers, employees and/or agents to exercise their right to inspect the properties and facilities of the Borrower and its Subsidiaries and to inspect, audit and make extracts (at the Borrower's expense) from all of the Borrower's and its Subsidiaries' records, files and books of account.

                  SECTION 3. SALE OF PROPERTY. Notwithstanding the provisions of SECTIONS 2.3 and 8.10 of the Loan Agreement, the Agent hereby agrees that the Borrower may sell any or all of the four properties more particularly described on SCHEDULE I hereto, PROVIDED that:

                  (a) the Agent finds in its sole discretion, with respect to each sale, that both before and after giving effect to such sale, no Default or Event of Default is outstanding and the Borrower will be in compliance with each of the financial covenants set forth in
                           SECTION 7.3 of the Loan Agreement, and the value of the Collateral consisting of Equipment and Real Estate will remain at a level acceptable to the Agent;

                  (b)      any such sale will take place before July 24, 1998;
                           and

                  (c) the proceeds of the sale of such properties shall be used to prepay (i) FIRST, the outstanding principal balance of the Revolving Credit Loan, and (ii) SECOND, the other Obligations in such order as the Agent may determine.

                  SECTION 4. CONDITIONS PRECEDENT. This Amendment shall become effective and be deemed effective as of the date first above written upon the Agent's having received the following:

                  (i) four (4) copies of this Amendment duly executed by



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            the Borrower, the Lender and the Agent;

                  (ii) Reaffirmation of Guaranty and Security Agreement in
            substantially the form of EXHIBIT B attached hereto, duly executed by Carlon Chimes Co.;

                  (iii) Reaffirmation of Guaranty and Security Agreement in
            substantially the form of EXHIBIT C attached hereto, duly executed by Dimango Products Corporation;

                  (iv) the Restated Term Note, duly executed by the Borrower;
            and

                  (v) an opinion of Jones, Day, Reavis & Pogue with respect to the due authorization, execution and delivery of, and enforceability of, this Amendment and the Restated Term Note.

                  SECTION 5. COVENANTS, REPRESENTATIONS AND WARRANTIES OF THE BORROWER.

                  5.1 Except to the extent that any representation or warranty expressly is made only with respect to an earlier date, upon the effectiveness of this Amendment, the Borrower hereby reaffirms all covenants, representations and warranties made by it in the Loan Agreement to the extent the same are not amended hereby and agrees that all such covenants, representations and warranties shall be deemed to have been re-made as of the effective date of this Amendment.

                  5.2 The Borrower hereby represents and warrants that this Amendment constitutes the legal, valid and binding obligation of the Borrower enforceable against the Borrower in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and general principles of equity which may limit the availability of equitable remedies.

                  SECTION 6. REFERENCE TO AND EFFECT ON THE LOAN AGREEMENT.

                  6.1 Upon the effectiveness of this Amendment, each reference in the Loan Agreement to "this Agreement," "hereunder," "hereof," "herein," "hereby" or words of like import shall mean and be a reference to the Loan Agreement as amended hereby, and each reference to the Loan Agreement in any other document, instrument or agreement executed and/or delivered in connection with the Loan Agreement shall mean and be a reference to the Loan Agreement as amended hereby.

                  6.2 Except as specifically amended hereby, the Loan Agreement and other documents, instruments and agreements



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executed and/or delivered in connection therewith shall remain in full force and effect and are hereby ratified and confirmed.

                  6.3 The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of any Lender or the Agent under the Loan Agreement or any of the other Loan Documents, nor constitute a waiver of any provision contained therein, except as specifically set forth herein.

                  SECTION 7. GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS (AS OPPOSED TO THE CONFLICTS OF LAW PROVISIONS) AND DECISIONS OF THE STATE OF ILLINOIS.

                  SECTION 8. EXECUTION IN COUNTERPARTS. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same instrument.

                  SECTION 9. HEADINGS. Section headings in this Amendment are included herein for convenience or reference only and shall not constitute a part of this Amendment for any other purpose.



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                  IN WITNESS WHEREOF, the parties hereto have caused this
Amendment to be executed by their respective officers thereto duly authorized as of the date first written above.

                                  THE LAMSON AND SESSIONS CO.

                                  By: /S/   JAMES J. ABEL
                                     ---------------------------------
                                     Executive Vice President
                                     and Chief Financial Officer

                                  GENERAL ELECTRIC CAPITAL
                                  CORPORATION, as the Agent
                                  and as the sole Lender

                                  By: /S/   KATHERINE MIDKIFF
                                     ---------------------------------
                                     Duly Authorized Signatory



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                                    EXHIBIT A
                                       to
                                    Amendment

                           Form Of Restated Term Note
                           --------------------------
                                   (Attached)


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                                 PROMISSORY NOTE
                                 ---------------

U.S. $15,000,000                                        Dated:  July 24, 1997


                  FOR VALUE RECEIVED, the undersigned, The Lamson & Sessions Co., an Ohio corporation (the "Borrower"), HEREBY PROMISES TO PAY to the order of General Electric Capital Corporation (the "Lender") the principal amount of FIFTEEN MILLION AND NO/1OO DOLLARS ($15,000,000) together with interest on the unpaid principal balance hereof at such interest rates, and at such times, as are specified in the Loan Agreement (as defined below) from the time such principal is advanced until payment in full thereof.

                  The principal indebtedness evidenced hereby shall be payable in thirteen quarterly installments, on the last Business Day of each calendar quarter, commencing on December 31, 1997 and with a final payment on December 31, 2000, as follows:

         Quarterly Installment                       Quarterly Payment
         ---------------------                       -----------------
         First through (and including)
         twelfth quarterly installment                $ 750,000 each

         Thirteenth quarterly
         installment                                  $ 6,000,000

PROVIDED, HOWEVER, that in any event the full unpaid principal amount hereof, together with all accrued and unpaid interest thereon, shall be due and payable on the Commitment Termination Date (as defined in the Loan Agreement).

                  Both principal and interest are payable in lawful money of the United States of America to General Electric Capital Corporation, as agent (the "Agent"), at such account of the Agent as it shall designate to the Borrower from time to time in accordance with the Loan Agreement, in immediately available funds.

                  This Promissory Note is one of the Term Notes referred to in, and is entitled to the benefits of, the Loan Agreement dated as of February 13, 1992, as amended and restated as of July 14, 1995 among the Borrower, the Agent, and the financial institutions from time to time parties thereto as lenders (collectively, the "Lenders") (as the same has been and may be supplemented, modified, amended or restated from time to time in accordance with the terms thereof, including by Amendment No. 6 thereto which provides for the issuance of this Promissory Note, the "Loan Agreement"). The Loan Agreement contains, among other things, provisions for acceleration of the maturity hereof upon the happening of certain stated events and also for mandatory and




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voluntary prepayments on account of principal hereof prior to the maturity hereof upon the terms and conditions therein specified.

                  This Promissory Note amends and restates that certain Promissory Note dated as of July 14, 1995 in the original principal amount of $15,000,000 (the "Original Term Note") executed by the Borrower in favor of the Lender, and evidences the outstanding indebtedness under the Original Term Note and an additional advance made on the date hereof. It is expressly understood and acknowledged that this Promissory Note is not in payment of the indebtedness evidenced by the Original Term Note nor is it in any way intended to constitute a novation of the Original Term Note.

                  This Promissory Note shall be governed by, and construed and enforced in accordance with, the internal laws (as distinguished from the conflicts of law provisions) and decisions of the State of Illinois.

                                           THE LAMSON & SESSIONS CO.

                                           By: /S/   JAMES J. ABEL
                                              ---------------------------
                                           Executive Vice President
                                           and Chief Financial Officer